UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2012

THE MIDDLEBY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9973	36-3352497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Toastmaster Drive, Elgin, Illinois	60120
(Address of Principal Executive Offices)	(Zip Code)

(847) 741-3300
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On December 31, 2012, Middleby Marshall Inc. (“Middleby Marshall”), a wholly-owned subsidiary of The Middleby Corporation (the “Company”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”), dated as of December 31, 2012, by and among Middleby Marshall, VRC Acquisition Company, LLC, a Delaware limited liability company and wholly-owned subsidiary of Middleby Marshall (“Purchaser”), Viking Range Corporation, a Mississippi corporation (“Viking”) and the shareholders of Viking set forth on the signature pages thereto (the “Viking Shareholders”), pursuant to which Purchaser acquired all of the issued and outstanding shares of Viking’s capital stock.

Pursuant to the Stock Purchase Agreement, the Company, through Middleby Marshall and Purchaser, purchased Viking in an all cash transaction for $380 million, subject to certain post-closing adjustments.  Of the purchase price, $30 million has been deposited in an escrow account as security for potential post-closing indemnification claims of Purchaser against the Viking Shareholders.  The Stock Purchase Agreement contains customary representations and warranties, covenants, and indemnification provisions.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Stock Purchase Agreement has been filed as an exhibit to this Current Report on Form 8-K to provide information regarding the terms of the agreement and is not intended to provide any other factual information about the Company, Purchaser or Viking.  The representations, warranties and covenants contained in the Stock Purchase Agreement were made solely for the purposes of the Stock Purchase Agreement and the benefit of the parties to the Stock Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties. Certain of the representations and warranties have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts.  Investors are not third-party beneficiaries under the Stock Purchase Agreement. In addition, the representations and warranties contained in the Stock Purchase Agreement (i) are qualified by information in a confidential disclosure schedule that the parties have exchanged, (ii) were made only as of the date of such agreement or a prior, specified date, and (iii) in some cases are subject to qualifications with respect to materiality, knowledge and/or other matters, including standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Stock Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or condition of the Company or Viking or any of their respective subsidiaries or affiliates.

Item 2.01     Completion of Acquisition or Disposition of Assets

On December 31, 2012, the Company, through Middleby Marshall and Purchaser, completed its acquisition of Viking from the Viking Shareholders pursuant to the Stock Purchase Agreement.  The information contained in Item 1.01 above is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(a)    Financial Statements and Exhibits

The financial statements required by Item 9.01(a) will be filed by amendment no later than 71 calendar days after this Current Report on Form 8-K must be filed.

(b)    Pro Forma Financial Information

The pro forma financial information required by Item 9.01(b) will be filed by amendment no later than 71 calendar days after this Current Report on Form 8-K must be filed.

(d)    Exhibits

Exhibit No.	Description

2.1
Stock Purchase Agreement by and among Middleby Marshall Inc., VRC Acquisition Company, LLC, Viking Range Corporation and the shareholders of Viking Range Corporation Set Forth on the Signature Pages Thereto, dated December 31, 2012.*

*  Schedules omitted pursuant to Section 601(b)(2) of Regulation S-K.  The Company agrees to furnish a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MIDDLEBY CORPORATION

Dated: January 7, 2013	By:	/s/ Timothy J. FitzGerald
Timothy J. FitzGerald Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1
Stock Purchase Agreement by and among Middleby Marshall Inc., VRC Acquisition Company, LLC, Viking Range Corporation and the shareholders of Viking Range Corporation Set Forth on the Signature Pages Thereto, dated December 31, 2012.*

*  Schedules omitted pursuant to Section 601(b)(2) of Regulation S-K.  The Company agrees to furnish a copy of any omitted schedule or exhibit to the SEC upon request.